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                                                                    Exhibit 4.04
===============================================================================



                                     FORM OF

                          SUPPLEMENTAL INDENTURE NO. 3

                                      FROM

                              NORTHERN STATES POWER
                                     COMPANY
                            (A MINNESOTA CORPORATION)

                                       TO


                           WELLS FARGO BANK MINNESOTA,
  NATIONAL ASSOCIATION (FORMERLY, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION)

                                     TRUSTEE


                                   ----------


                                   DATED AS OF


                        ----------------------, --------


                            SUPPLEMENTAL TO INDENTURE
                            DATED AS OF JULY 1, 1999




===============================================================================

                               TABLE OF CONTENTS
PARTIES         ..........................................................1

RECITALS        ..........................................................1

                                  ARTICLE ONE
                      RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01    Integral Part of Indenture................................2
SECTION 1.02    (a)      Definitions......................................2
                (b)      References to Articles and Sections..............2
                (c)      Terms Referring to this Supplemental Indenture...2

                                  ARTICLE TWO
                       ______% NOTES, SERIES DUE ______

SECTION 2.01    Designation and Principal Amount..........................2
SECTION 2.02    Stated Maturity Date......................................2
SECTION 2.03    Interest Payment Dates....................................2
SECTION 2.04    Office for Payment........................................2
SECTION 2.05    Redemption Provisions.....................................2
SECTION 2.06    Authorized Denominations..................................4
SECTION 2.07    Occurrence of Release Date................................4
SECTION 2.08    Form of _________% Senior Notes, Series Due ______ .......4

                                 ARTICLE THREE
                                   COVENANTS

SECTION 3.01    Limitation on Liens.......................................5
SECTION 3.02    Certain Definitions.......................................5

                                 ARTICLE FOUR
                                 MISCELLANEOUS

SECTION 4.01    Recitals of fact, except as stated, are statements
                of the Company............................................8
SECTION 4.02    Supplemental Indenture to be construed as a part
                of the Indenture..........................................8
SECTION 4.03    (a)      Trust Indenture Act to control...................8
                (b)      Severability of provisions contained in
                         Supplemental Indenture and Notes.................8
SECTION 4.04    References to either party in Supplemental Indenture
                include successors or assigns.............................8
SECTION 4.05    (a)      Provision for execution in counterparts..........9
                (b)      Table of Contents and descriptive headings
                         of Articles not to affect meaning................9

Exhibit A - Form of  _________%  Notes, Series due  _________

                                       i
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         SUPPLEMENTAL INDENTURE No. 3, made as of the ______ day of
_________________________, by and between NORTHERN STATES POWER COMPANY, a corporation duly organized and existing under the laws of the State of Minnesota (the "Company"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as trustee (the "Trustee"):

WITNESSETH:

         WHEREAS, Xcel Energy Inc., the parent corporation of the Company ("Xcel Energy"), has heretofore executed and delivered an Indenture (hereinafter referred to as the "Original Indenture"), made as of July 1, 1999;

         WHEREAS, Xcel Energy has heretofore executed and delivered a Supplemental Indenture No. 1 ("Supplemental Indenture No. 1"), made as of July 15, 1999, which created a series of Securities designated "6.875% Senior Notes, Series due 2009";

         WHEREAS, Xcel Energy and the Company have heretofore delivered a Supplemental Indenture No. 2 (and collectively with the Original Indenture and Supplemental Indenture No. 1, the "Indenture"), made as of August 18, 2000, pursuant to which the Company assumed all of the obligations of Xcel Energy under the Indenture and Xcel Energy conveyed all of its rights and obligations under the Indenture to the Company;

         WHEREAS, Section 2.5 of the Original Indenture provides that Securities shall be issued in series and that a Company Order shall specify the terms of each series;

         WHEREAS, the Company has this day delivered a Company Order setting forth the terms of a series of Securities designated "_____% Senior Notes, Series due ______" (hereinafter sometimes referred to as the "Notes due _____");

         WHEREAS, Section 12.1 of the Original Indenture provides that the Company and the Trustee may enter into indentures supplemental thereto for the purposes, among others, of establishing the form of Securities or establishing or reflecting any terms of any Security and adding to the covenants of the Company; and

         WHEREAS, the execution and delivery of this Supplemental Indenture No. 3 (herein, "this Supplemental Indenture") have been duly authorized by a resolution adopted by the Board of Directors of the Company (the "Board").

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to set forth the terms and conditions upon which the Notes due _________ are, and are to be, authenticated, issued and delivered, and in consideration of the premises of the purchase and acceptance of the Notes due _________ by the Holders thereof and the sum of one dollar duly paid to it by the Trustee at the execution of this Supplemental Indenture, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes due _________, as follows:

                                  ARTICLE ONE
                       RELATION TO INDENTURE; DEFINITIONS

         SECTION 1.01 This Supplemental Indenture constitutes an integral part of the Indenture.

         Section 1.02 For all purposes of this Supplemental Indenture:

         (a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

         (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and

         (c) The terms "hereof," "herein," "hereby," "hereto," "hereunder" and "herewith" refer to this Supplemental Indenture.

                                  ARTICLE TWO
                  _________% SENIOR NOTES, SERIES DUE _________

         SECTION 2.01 There shall be a series of Securities designated the "_________% Senior Notes, Series due _________" (the "Notes due _________"). The
Notes due _________ shall be limited to $__________ aggregate principal amount.

         SECTION 2.02 Except as otherwise provided in Section 2.05 hereof, the principal amount of the Notes due _________ shall be payable on the stated maturity date of ____________, _________.

         SECTION 2.03 The Notes due _________ shall be dated their date of authentication as provided in the Indenture and shall bear interest from their date at the rate of _________% per annum, payable semi-annually on ____________ and ____________ of each year, commencing __________________. The Regular Record Dates with respect to such ____________ and ____________ interest payment dates shall be ____________ and ____________, respectively. Principal and interest shall be payable to the persons and in the manner provided in Sections 2.4 and
2.12 of the Indenture.

         SECTION 2.04 The Notes due _________ shall be payable at the corporate trust office of the Trustee and at the offices of such paying agents as the Company may appoint by Company Order in the future.

         SECTION 2.05 [The Company may not redeem the Notes due _________ prior to their stated maturity.] [The Company may redeem the Notes due _________ at any time, in whole or in part, at a redemption price equal to the greater of (i) the principal amount of such Notes due _________ to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve

30-day months) at the Treasury Yield (as defined below) plus _______ basis points, plus in each case accrued interest thereon to the date of redemption.]

         "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes due _________ that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Independent Investment Banker" means _______________________ or its successor or, if such firm is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if that release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (B) if fewer than four such Reference Treasury Dealer Quotations are obtained, then the average of all such Quotations.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

         "Reference Treasury Dealer" means (i) each of ____________________ and any other primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer") designated by, and not affiliated with, ____________________, provided, however, that if ___________________, or any of its designees shall cease to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer as a substitute for such entity and (ii) any other Primary Treasury Dealer selected by the Company.]

         The Notes due _________ shall not be subject to any sinking fund.

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         [SECTION 2.06 The Notes due _____ will be repayable on ___________, at the option of the holders thereof, at 100% of their principal amount, together with accrued and unpaid interest to __________. In order for a Note due ____ to be repaid, the Company must receive at the corporate trust office of the Trustee during the period from and including __________ to and including the close of business on __________ (or if ___________ is not a Business Day, the next succeeding Business Day): (i) a Note due ____ with the form entitled "Option to Elect Repayment" on the Note due ____ duly completed, or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Note due ____, the principal amount of the Note due ____, the principal amount of the Note due ____ to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note due ____ to be repaid (with the form entitled "Option to Elect Repayment" on the Note due ____ duly completed) will be received at the Trustee's corporate trust office, no later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note due ____ and form duly completed are received at the Trustee's office, by such fifth Business Day. Effective exercise of the repayment option by the holder of any Note due ____ shall be irrevocable. No transfer or exchange of any Note due ____ (or, in the event that any Note due ____ is to be repaid in part, such portion of the Note due ____ to be repaid) will be permitted after exercise of the repayment option. The repayment option may be exercised by the Holder of a Note due ____ for less than the entire principal amount of the Note due ____, provided the principal amount which is to be repaid is set forth on the form entitled "Option to Elect Repayment" on the Note due ____ and is equal to $1,000 or any integral multiple thereof. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note due ____ for repayment will be determined by the Company, whose determination will be final, binding and non-appealable. Upon timely delivery of a Note due ____ to the Trustee with the "Option to Elect Repayment" form completed in accordance with the foregoing, the outstanding principal amount of such Note due ____ (or portion thereof indicated on the "Option to Elect Repayment") shall become due and payable on __________, at a price equal to ___% of the principal amount to be repaid plus accrued and unpaid interest to __________.]

         SECTION 2.07 The Notes due _________ shall be issued in fully registered form without coupons in denominations of $1,000 and integral multiples thereof.

         SECTION 2.08 The Notes due _________ shall initially be in the form attached as Exhibit A hereto.

                                 ARTICLE THREE
                                    COVENANTS

         SECTION 3.01 So long as there remain outstanding any Notes due _________, the Company will not create or suffer to be created or to exist any mortgage, pledge, security interest, or other lien (collectively, "Lien") on any of its utility properties or assets now owned or hereafter acquired to secure any indebtedness, without making effective provision whereby the Notes due _________ shall be equally and ratably secured with any and all such indebtedness and with any other indebtedness similarly entitled to be equally and ratably secured. However, this restriction shall not apply to or prevent the creation or existence of:

         (1) the Mortgage securing the Company's First Mortgage Bonds or any indenture supplemental thereto subjecting any property to the Lien thereof or confirming the Lien thereof upon any property, whether now owned or hereafter acquired;

         (2) Liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any such Liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

         (3) any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of Liens permitted by the foregoing clauses (1) and (2);

         (4) the pledge of any bonds or other securities at any time issued under any of the Liens permitted by clauses (1), (2) or (3);

         (5)      Permitted Encumbrances; or

         (6) Liens on property of any of the Company's subsidiaries, including United Power and Land Co., First Midwest Auto Park Inc., NSP Nuclear Corporation and NSP Financing I.

         Further, this restriction shall not apply to or prevent the creation or existence of leases made, or existing on property acquired, in the ordinary course of business.

         SECTION 3.02 Certain Definitions.

         "Mortgage" means the lien of the first mortgage pursuant to the Trust Indenture, dated as of February 1, 1937, from the Company to Harris Trust and Savings Bank, as trustee, as supplemented by the supplemental trust indenture, including the Supplemental and Restated Trust Indenture, dated as of May 1, 1988 (the "First Mortgage Indenture"), securing the Company's First Mortgage Bonds.

         "Permitted Encumbrances" means any of the following:

         (1) Liens of taxes, assessments or governmental charges for the then current year and taxes, assessments or governmental charges not then delinquent; Liens for workers' compensation awards and similar obligations not then delinquent; mechanics', laborers', material men's and similar Liens not then delinquent; and any of such Liens, whether or not delinquent, whose validity is at the time being contested in good faith by the Company;

         (2) Liens and charges incidental to construction or current operations which have not at the time been filed or asserted or the payment of which has been adequately secured or which, in the opinion of counsel, are not material in amount;

         (3) Liens, securing obligations neither assumed by the Company nor on account of which any of them customarily pays interest directly or indirectly, existing, either at the date hereof, or, as to property hereafter acquired, at the time of acquisition by the Company;

         (4) Any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of the Company upon payment of reasonable compensation therefor, or to terminate any franchise, license or other rights or to regulate the property and business of the Company;

         (5) The Lien of judgments covered by insurance, or upon appeal and covered, if necessary, by the filing of an appeal bond, or if not so covered not exceeding at any one time $1,000,000 in aggregate amount;

         (6) Easements or reservations in respect of any property of the Company for the purpose of roads, pipelines, utility transmission and distribution lines or other rights-of- way and similar purposes, zoning ordinances, regulations, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money), none of which in the opinion of counsel are such as to interfere with the proper operation and development of the property affected thereby in the business of the Company for the use intended;

         (7) Any Lien or encumbrance, moneys sufficient for the discharge of which have been deposited in trust with the Trustee hereunder or with the trustee or mortgagee under the instrument evidencing such Lien or encumbrance, with irrevocable authority to the Trustee hereunder or to such other trustee or mortgagee to apply such moneys to the discharge of such Lien or encumbrance to the extent required for such purpose;

         (8) Any defects of title and any terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in deeds or other instruments, respectively, under and by virtue of which the Company has acquired any property or shall hereafter acquire any property, none of which, in the opinion of counsel, materially adversely affects the operation of the properties of the Company;

         (9) The pledge of cash or marketable securities for the purpose of obtaining any indemnity, performance or other similar bonds in the ordinary course of business, or as security for the payment of taxes or other assessments being contested in good faith, or for the purpose of obtaining a stay or discharge in the course of any legal proceedings;

         (10) The pledge or assignment in the ordinary course of business of electricity, gas (either natural or artificial) or steam, accounts receivable or customers' installment paper;

         (11) Rights reserved to or vested in others to take or receive any part of the electricity, gas (either natural or artificial), steam or any by-products thereof generated or produced by or from any properties of the Company or with respect to any other rights concerning electricity, gas (either natural or artificial) or steam supply, transportation, or storage which are in use in the ordinary course of the electricity, gas (either natural or artificial) or steam business;

         (12)     Any landlord's Lien;

         (13) Liens created or assumed by the Company in connection with the issuance of debt securities, the interest on which is excludable from the gross income of the holders of such securities pursuant to Section 103 of the Internal Revenue Code of 1986, or any successor section, for purposes of financing, in whole or in part, the acquisition or construction of property to be used by the Company, but such Liens shall be limited to the property so financed (and the real estate on which such property is to be located);

         (14) Liens affixing to property of the Company at the time a Person consolidates with or merges into, or transfers all or substantially all of its assets to, the Company, provided that in the opinion of the Board or Company management (evidenced by a certified Board resolution or an Officers' Certificate delivered to the Trustee) the property acquired pursuant to the consolidation, merger or asset transfer is adequate security for the Lien; and

         (15) Liens or encumbrances not otherwise permitted if, at the time of incurrence and after giving effect thereto, the aggregate of all such Permitted Encumbrances of the Company secured thereby does not exceed 10% of Tangible Net Worth.

         "Tangible Net Worth" means (i) common stockholders' equity appearing on the most recent balance sheet of the Company (or consolidated balance sheet of the Company and its subsidiaries if the Company then has one or more subsidiaries the accounts of which are consolidated with the accounts of the Company) prepared in accordance with generally accepted accounting principles less (ii) intangible assets (excluding intangible assets recoverable through rates as prescribed by applicable regulatory authorities).

                                  ARTICLE FOUR
                                  MISCELLANEOUS

         SECTION 4.01 The recitals of fact herein and in the Notes due _________ (except the Trustee's Certificate) shall be taken as statements of the Company and shall not be construed as made by the Trustee.

         SECTION 4.02 This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

         SECTION 4.03

         (a) If any provision of this Supplemental Indenture limits, qualifies, or conflicts with another provision of the Indenture required to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of the provisions of Sections 310 to 317, inclusive, of said Act, such required provisions shall control.

         (b) In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes due __________ issued hereunder should be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

         SECTION 4.04 Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

         SECTION 4.05

         (a) This Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         (b) The Table of Contents and the descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, NORTHERN STATES POWER COMPANY has caused this Supplemental Indenture to be signed by its President or a Vice President, and attested by its Secretary or an Assistant Secretary and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, has caused this Supplemental Indenture to be signed by its President, Vice President, Assistant Vice President or authorized Corporate Trust Officer, and attested by an authorized officer, this ______ day of __________.

                            NORTHERN STATES POWER COMPANY



                            By:___________________________________________
                                 VICE PRESIDENT AND CHIEF FINANCIAL
                                 OFFICER
ATTEST:



---------------------------
     CORPORATE SECRETARY
                            WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, AS TRUSTEE


                            By:___________________________________________
                                 CORPORATE TRUST OFFICER
ATTEST:


---------------------------

                                    EXHIBIT A

                                     FORM OF
                  _________% SENIOR NOTES, SERIES DUE _________

REGISTERED                                                           REGISTERED

         THIS NOTE IS A GLOBAL SECURITY REGISTERED IN THE NAME OF THE DEPOSITORY (REFERRED TO HEREIN) OR A NOMINEE THEREOF AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL NOTES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                          NORTHERN STATES POWER COMPANY
             (INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA)

                  _________% SENIOR NOTE, SERIES DUE _________

CUSIP: _________________                               NUMBER:

ORIGINAL ISSUE DATE(S):                                PRINCIPAL AMOUNT(S):

---------------------

INTEREST RATE:   _________%                            MATURITY DATE:

                                                       ------------,  ---------

         NORTHERN STATES POWER COMPANY, a corporation of the State of Minnesota (the "COMPANY"), for value received hereby promises to pay to Cede & Co. or registered assigns, the principal sum of _________ DOLLARS on the Maturity Date set forth above, and to pay interest thereon from the Original Issue Date (or if this Global Security has two or more Original Issue Dates, interest shall, beginning on each such Original Issue Date, begin to accrue for that part of the principal amount to which that Original Issue Date is applicable) set forth above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on ____________ and

______________ in each year, commencing on ______________, at the per annum Interest Rate set forth above, until the principal hereof is paid or made available for payment. No interest shall accrue on the Maturity Date, so long as the principal amount of this Global Security is paid on the Maturity Date. The interest so payable and punctually paid or duly provided for on any such Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be the _______________ or _______________, as the case may be, next preceding such Interest Payment Date; provided, that the first Interest Payment Date for any part of this Note, the Original Issue Date of which is after a Regular Record Date but prior to the applicable Interest Payment Date, shall be the Interest Payment Date following the next succeeding Regular Record Date; and provided, that interest payable on the Maturity Date set forth above or, if applicable, upon redemption or acceleration, shall be payable to the Person to whom principal shall be payable. Except as otherwise provided in the Indenture (as defined below), any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Securityholders not more than fifteen days or fewer than ten days prior to such Special Record Date. On or before Noon, New York City time, or such other time as shall be agreed upon between the Trustee and the Depository, of the day on which such payment of interest is due on this Global Security (other than maturity), the Trustee shall pay to the Depository such interest in same day funds. On or before Noon, New York City time, or such other time as shall be agreed upon between the Trustee and the Depository, of the day on which principal, interest payable at maturity and premium, if any, is due on this Global Security and following receipt of the necessary funds from the Company, the Trustee shall deposit with the Depository the amount equal to the principal, interest payable at maturity and premium, if any, by wire transfer into the account specified by the Depository. As a condition to the payment, on the Maturity Date or upon redemption or acceleration, of any part of the principal and applicable premium of this Global Security, the Depository shall surrender, or cause to be surrendered, this Global Security to the Trustee, whereupon a new Global Security shall be issued to the Depository.

         This Global Security is a global security in respect of a duly authorized issue of Senior Notes, Series due _________ (the "NOTES OF THIS SERIES", which term includes any Global Securities representing such Notes) of the Company issued and to be issued under an Indenture dated as of July 1, 1999 between the Company and Wells Fargo Bank Minnesota, National Association, as successor trustee (herein called the "TRUSTEE", which term includes any successor Trustee under the Indenture) and indentures supplemental thereto (collectively, the "INDENTURE"). Under the Indenture, one or more series of Securities may be issued and, as used herein, the term "Securities" refers to the Notes of this Series and any other outstanding series of Securities. Reference is hereby made for a more complete statement of the respective rights, limitations of rights, duties and immunities under the Indenture of the Company, the Trustee and the Securityholders and of the terms upon which the Securities are and are to be authenticated and delivered. This

Global Security has been issued in respect of the series designated on the first page hereof, limited in aggregate principal amount to $____________.

         Each Note of this Series shall be dated and issued as of the date of its authentication by the Trustee and shall bear an Original Issue Date or Dates. Each Security or Global Security issued upon transfer, exchange or substitution of such Security or Global Security shall bear the Original Issue Date or Dates of such transferred, exchanged or substituted Security or Global Security, as the case may be.

         [The Company may redeem the Notes of this Series at any time, in whole or in part, at a redemption price equal to the greater of (i) the principal amount of such Notes of this Series to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield (as defined below) plus ______ basis points, plus in each case accrued interest thereon to the date of redemption.

                  "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

                  "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes of this Series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                  "Independent Investment Banker" means ____________________ _________________________ or its successor or, if such firm is unwilling or unable to select the Comparable Treasury Issue, one of the remaining Reference Treasury Dealers appointed by the Trustee after consultation with the Company.

                  "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if that release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (B) if fewer than four such Reference Treasury Dealer Quotations are obtained, then the average of all such Quotations.

                  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Debt Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

                  "Reference Treasury Dealer" means (i) each of __________________ and any other primary U.S. Government Securities dealer in New York City (a "Primary Treasury Dealer") designated by, and not affiliated with, _____________________, provided, however, that if _____________________ or any of its designees shall cease to be a Primary Treasury Dealer, the Company shall substitute another Primary Treasury Dealer as a substitute for such entity and (ii) any other Primary Treasury Dealer selected by the Company.]

         Notice of redemption will be given by mail to Holders of Notes of this Series not less than 30 or more than 60 days prior to the date fixed for redemption, all as provided in the Indenture. In the event of redemption of this Global Security in part only, a new Global Security or Securities of like tenor and series for the unredeemed portion hereof will be issued in the name of the Securityholder hereof upon the surrender hereof.

         Interest payments for this Global Security shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In any case where any Interest Payment Date or date on which the principal of this Global Security is required to be paid is not a Business Day, then payment of principal, premium or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or date on which the principal of this Global Security is required to be paid and, in the case of timely payment thereof, no interest shall accrue for the period from and after such Interest Payment Date or the date on which the principal of this Global Security is required to be paid.

         The Company, at its option, and subject to the terms and conditions provided in the Indenture, will be discharged from any and all obligations in respect of the Securities (except for certain obligations including obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold monies for payment in trust, all as set forth in the Indenture) if the Company deposits with the Trustee money, U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, or a combination of money and U.S. Government Obligations, in any event in an amount sufficient, without reinvestment, to pay all the principal of and any premium and interest on the Securities on the dates such payments are due in accordance with the terms of the Securities.

         If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modifications of the rights and obligations of the Company and the rights of the Securityholders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities. Any such consent or waiver by the Holder of this Global Security shall be conclusive and binding upon such Holder and upon all future Holders of this Global Security and of any
Note issued upon the registration of transfer hereof or in exchange therefor or in lieu thereof whether or not notation of such consent or waiver is made upon the Note.

         As set forth in and subject to the provisions of the Indenture, no Holder of any Securities will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to such Securities, the Holders of not less than a majority in principal amount of the outstanding Securities affected by such Event of Default shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee and the Trustee shall have failed to institute such proceeding within 60 days; PROVIDED, HOWEVER, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of and any premium or interest on this Note on or after the respective due dates expressed here.

         No reference herein to the Indenture and to provisions of this Global Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Global Security at the times, places and rates and the coin or currency prescribed in the Indenture.

         As provided in the Indenture and subject to certain limitations therein set forth, this Global Security may be transferred only as permitted by the legend hereto.

         If at any time the Depository for this Global Security notifies the Company that it is unwilling or unable to continue as Depository for this Global Security or if at any time the Depository for this Global Security shall no longer be eligible or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor Depository with respect to this Global Security. If a successor Depository for this Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election to issue this Note in global form shall no longer be effective with respect to this Global Security and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for this Global Security, will authenticate and deliver individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of this Global Security.

         The Company may at any time and in its sole discretion determine that all Notes of this Series (but not less than all) issued or issuable in the form of one or more Global

Securities shall no longer be represented by such Global Security or Securities. In such event, the Company shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Notes of this Series in exchange for such Global Security, shall authenticate and deliver, individual Notes of this Series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities in exchange for such Global Security or Securities.

         Under certain circumstances specified in the Indenture, the Depository may be required to surrender any two or more Global Securities which have identical terms (but which may have differing Original Issue Dates) to the Trustee, and the Company shall execute and the Trustee shall authenticate and deliver to, or at the direction of, the Depository a Global Security in principal amount equal to the aggregate principal amount of, and with all terms identical to, the Global Securities surrendered thereto and that shall indicate all Original Issue Dates and the principal amount applicable to each such Original Issue Date.

         The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of Minnesota.

         Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an Authenticating Agent by manual signature of an authorized officer, this Global Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         All terms used in this Global Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture unless otherwise indicated herein.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                     NORTHERN STATES POWER COMPANY


                                     By:_______________________________________

Dated:                               Title:____________________________________

                                     Attest:___________________________________

                                     Title:____________________________________


             TRUSTEE'S CERTIFICATE
               OF AUTHENTICATION

This Note is one of the Securities of the series herein designated, described or provided for in the within-mentioned Indenture.

WELLS FARGO BANK MINNESOTA,  NATIONAL ASSOCIATION,
AS TRUSTEE



By:_____________________________________________
                  AUTHORIZED OFFICER

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-- as tenants in common     UNIF GIFT
                                   MIN ACT-- _____ Custodian ____________
                                             (Cust)               (Minor)
TEN ENT-- as tenants by the        Under Uniform Gifts to Minors
entireties

JT TEN-- as joint tenants with     ___________________________________________
right of survivorship and not as
tenants in common
                                   State


                    Additional abbreviations may also be used
                          though not in the above list.

                               ------------------

               FOR VALUE RECEIVED the undersigned hereby sell(s),
                         assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------------------------------------------------
                   Please print or typewrite name and address
                      including postal zip code of assignee

-------------------------------------------------------
the within security and all rights thereunder, hereby irrevocably constituting and appointing ____________ attorney to transfer said security on the books of the Company, with full power of substitution in the premises.

Dated:______________________________________
                                                        _______________________
                                                        NOTICE: The signature to
                                                        this assignment must
                                                        correspond with the name
                                                        as written upon the face
                                                        of the within instrument
                                                        in every particular,
                                                        without alteration or
                                                        enlargement or any
                                                        change whatever.